U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 11, 2006

CASCADE NATURAL GAS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-7196	91-0599090
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

222 Fairview Avenue North, Seattle, Washington 98109
(Address of principal executive offices)

(206) 624-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

New Collective Bargaining Agreement between Cascade Natural Gas Corporation and Local 121-C of the International Chemical Workers’ Union Council/UFCW

The collective bargaining agreement between  Cascade Natural Gas Corporation (the “Company”) and Local 121-C of the International Chemical Workers’ Union Council/UFCW (the “Union”) expired on April 1, 2006. The Company and the Union agreed to extend the agreement through April 17, 2006 in order for the Union to vote on the new agreement. On April 17, 2006, the Union notified the company that the new agreement had been ratified by the Union.

The new agreement has a three year term expiring on April 1, 2009. The new agreement includes wage adjustments of 2.5% for 2006, 2.0% for 2007, and 2.0% for 2008. In addition, there were modifications to align medical and retirement expenses with the Company’s non-bargaining unit employees.

Director Independence Policy

The Company’s 2006 Proxy Statement inadvertently omitted a New York Stock Exchange required disclosure to include the Company’s Standards of Independence for Directors in the Proxy Statement. The Standards for Independence of Directors is attached as Exhibit  99.1. The Standards for Independence of Directors is and has been available on the Company’s website at www.cngc.com.

Annual Chief Executive Officer Certification

The Company’s 2005 Annual Report to Shareholders inadvertently failed to disclose that the Company had filed its 2005 Annual CEO Certification required under Section 303A.12(a) of the New York Stock Exchange Listed Company Manual. The Company filed that certification with the New York Stock Exchange in March 2005.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.

Description of Exhibit

99.1	Standards of Independence for Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

Dated: April 17, 2006	By:	/s/ Rick Davis
Rick Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

99.1	Director Independence Policy